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                                                                    EXHIBIT 23.6

             [LETTERHEAD OF COOPERS & LYBRAND L.L.P. APPEARS HERE]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement of Medallion Financial Corp. on Form S-8 (File No. 333-19057) of our report dated October 24, 1995, on our audit of the Statement of Operations of Transportation Capital Corp. (a New York corporation), and the related statements of shareholders' equity and cash flows for the year ended December 31, 1994, which report is included in the Annual Report on Form 10-K.

                                             /s/ Coopers & Lybrand L.L.P.

                                             COOPERS & LYBRAND L.L.P.

New York, New York
May 27, 1997